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                                                                   EXHIBIT 10.7
                            ORGANIZATIONAL AGREEMENT


         This Organizational Agreement, dated as of June 13, 1994, is by and among Performance Packaging L.C., a Texas limited liability company (the "Company"), Pinnacle Brands, Inc., a Delaware corporation ("Pinnacle"), and Performance Printing Corporation, a Texas corporation ("Performance").

         WHEREAS, Performance organized the Company as a limited liability company under the laws of the State of Texas; and

         WHEREAS, Pinnacle has agreed to acquire a limited liability company interest in the Company and enter into that certain Packaging Services Agreement (the "Packaging Agreement") with the Company on the condition that the parties hereto enter into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                      ADMINISTRATION AND FINANCIAL MATTERS

         1.01. Management of the Company. Performance agrees that during the Initial Term (hereinafter defined) of the Packaging Agreement so long as the Board of the Company (hereinafter defined) so desires, Performance will provide at no charge to the Company, general oversight and management services for the Company. Initially, John T. White will serve as president of Packaging. Pinnacle employees will work closely with the employees of the Company to make sure the Company meets the needs of Pinnacle. The management personnel of Pinnacle will be reasonably available to consult with the management personnel of Performance on business issues facing the Company. As used herein, "Initial Term" means the period beginning on the date hereof and ending on the last day of the Normal Term (as defined in the Packaging Agreement) excluding any renewals or extensions of the Normal Term.

         1.02. Accounting Services. During the Bridge Term (as defined in the Packaging Agreement), Performance will provide to the Company, at no charge, the same types of in-house accounting services as have been provided for the Company during the first three months of 1994. During the Normal Term (as defined in the Packaging Agreement), Performance will provide such accounting services for a fee of $1,700 per month. If Performance determines that its costs of providing such accounting services to the Company are greater or less than the amount it is charging the Company, Performance may give written notice to the Company and Pinnacle that it is changing the accounting services fee to cover such increased or decreased cost and a proposed date for the fee change not less than 30 days from the date the notice is received by the Company and Pinnacle. The Company or Pinnacle may at any time terminate such accounting services of Performance to the Company by giving written notice of such termination to Performance stating the date on which Performance shall cease to provide such services.

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         1.03. Acquisition of Additional Assets. Performance agrees that, prior to commencement of the Normal Term, it will arrange for the purchase by the Company of approximately $530,000 of assets to be designated by Pinnacle, provided that such assets are reasonably acceptable to Performance. Performance further agrees that it will arrange financing for the Company's purchase of such assets and guarantee the debt incurred by the Company therefor.

         1.04. Working Capital. Performance will use its best efforts to obtain a working capital line of credit for the Company during 1994 and 1995. Performance will be responsible for providing working capital for jobs involving projects whereby both Performance and the Company perform services for a third party, and Pinnacle will be responsible for providing working capital for jobs performed for Pinnacle or its Affiliates (as that term is defined in the Packaging Agreement) and jobs involving projects whereby both Pinnacle and the Company perform services for a third party.

         1.05. Costs of Organization. The Company shall timely reimburse Pinnacle and Performance for legal fees and related expenses actually paid by each of them in connection with or related to the preparation and negotiation of this Agreement, the Packaging Agreement, that certain Acquisition Agreement between the parties hereto, the Amended and Restated Regulations of the Company, and the agreements, documents and instruments executed pursuant hereto and thereto.


                                   ARTICLE II

                              PROVISION OF SERVICES

         2.01. Services For Performance. The Company shall only provide services to Performance at such prices and on such terms as may be agreed to from time to time by the Board of the Company.

         2.02. Sales to Third Parties. The Company, Performance and Pinnacle shall mutually agree on prices and terms for services provided to parties other than Performance and Pinnacle (the "Pricing Strategy"). Exceptions to the Pricing Strategy will require either (a) the mutual agreement of the Company, Pinnacle and Performance, or (b) if the Company, Pinnacle and Performance do not so agree, the Board of the Company shall determine the Pricing Strategy and/or whether such exception is acceptable.

         2.03. Joint Projects. If at any time an opportunity arises whereby both Performance and the Company or Pinnacle and the Company will provide services to a third party or the Company will provide services to a customer of Performance or Pinnacle (any of such events being called a "Joint Project"), then the officers of the Company shall determine the price and terms for providing such services (consistent with the Pricing Strategy) and shall, concurrently with informing the third party of its proposed price for providing such services, telecopy to the designated representatives of Pinnacle (or if a Performance officer is not at the time the President of the Company, to the designated representatives of Pinnacle and Performance) a copy of such proposed price, along with other documents that Pinnacle (or if a Performance officer is not at the time the President of the Company, that Pinnacle and Performance) may reasonably request. The price for services provided by the Company to a third party on a Joint Project shall be paid in full

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to the Company without any profit or mark-up to Pinnacle or Performance. The allocation of proceeds received on a Joint Project (including the allocation of mark-ups on outside services and materials) shall be determined either (a) by agreement of the Company, Performance and Pinnacle, or (b) if they do not so agree, by the Board of the Company. It is intended that the allocation of proceeds is to be fairly allocated based on the materials and services provided. The Company is not to receive a windfall from the allocation of sale proceeds, and it is not to subsidize the profits of Performance or Pinnacle by charging disproportionately low prices for the services to be performed by the Company. The selling expenses (sales commissions, travel and other sales related expenses) incurred in connection with a Joint Project are be allocated among the parties providing materials and services for the Joint Project either (a) by the agreement of the Company, Performance and Pinnacle, or (b) if they do not so agree, by the Board of the Company. The collection risks are to be borne proportionately between each of the service providers. For example, if a joint project is invoiced at $100,000 for a job with printing (by Performance) being 30%, marked-up outside services and materials being 40% and packaging (by the Company) being 30%, and if the job is completed, the outside services and materials would be paid for first, 50% of the other payments received on the job would belong to the Company and 50% would belong to Performance, and if additional amounts remained they would be paid based on the agreed allocation of the mark-up on outside services and materials. If a Joint Project is cancelled or otherwise not completed, the proceeds received shall be allocated among the parties providing materials and services for the incomplete Joint Project either
(a) by the agreement of the Company, Performance and Pinnacle, or (b) if they do not so agree, by the Board of the Company.

         2.04. Business Opportunity. During the Initial Term of the Packaging Agreement, Performance and John T. White, Chris Pumpelly and Joey Pate (certain of its principals) agree not to render any services that the Company is capable of performing or enter into any packaging business unless Performance or such principal notifies Pinnacle and the Company that it is providing the Company the opportunity to perform such services or get into such business (in accordance with the procedures hereinafter set forth) and the Company declines such opportunity to perform such services or enter into such proposed business opportunity. In the event that Performance or such principals would like to render such services or enter into such line of business, whether in response to a particular opportunity or otherwise, it must first provide the Company and Pinnacle with a detailed description of such services or such line of business and of any particular opportunity or job to provide such services of which it is aware or which it has been offered, indicating in writing that should the Company choose not to provide such services or enter into such line of business, Performance or its principals plan to do so. Pinnacle shall have ten days from the date of such notice to indicate to Performance that the Company would like to provide such services or enter into such line of business. If Pinnacle so indicates and the Company diligently pursues entry into such line of business, demonstrating, on a timely basis, its financial ability and commitment to pursue such line of business, then Performance or such principals may not provide such services or enter into such line of business thereafter during the Initial Term of the Packaging Agreement. Any disputes arising from this Section 2.04 shall be resolved by the Board of the Company.

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                                   ARTICLE III

                                PREEMPTIVE RIGHTS

         The Company may issue, sell or distribute limited liability company interests in the Company ("Interests") only on the terms and conditions of this
Article III. If the Company desires to offer Interests to existing members or to third parties, the Company shall notify Pinnacle and Performance in writing of such intended sale at least 30 days prior to the date thereof, the purchase price and other terms and conditions of such proposed issuance (or the purchase price or basis for determining the same), and the date on or about which such sale is to be made.

                  (a) Within 30 days after receipt of notice from the Company, each of Pinnacle and Performance may notify the Company that it intends to purchase an amount of such Interests equal to up to the percentage ownership interest it then holds in the Company multiplied by the amount of the Interests offered, on the same terms and conditions set forth in the Company's notice to Pinnacle and Performance. The closing of such purchase shall be within 45 days after the notice from the Company is received by such member.

                  (b) If, within 30 days after receipt by a member of notice from the Company, the member does not send notice pursuant to subsection (a) above, then the Company shall offer to sell the Interests to the other member (if the other member exercised its right to purchase its percentage of the offered Interests pursuant to subsection (a) above) on substantially the same terms and conditions as those contained in the notice sent to Pinnacle and Performance. If, within 15 days after receipt by such member of the offer to purchase the remaining Interests pursuant to this subsection (b), the member does not accept such offer, then the Company shall be free to sell the Interests to a third party but only on substantially the same terms and conditions as those contained in the notice sent to Pinnacle and Performance.

                  (c) Any notice given by the Company as described above, shall, when taken together with the notice sent by Pinnacle or Performance to the Company pursuant to subsection (a) or (b) above, constitute a legal, valid and binding agreement on the terms and conditions therein set forth, it being understood that any modification, amendment, variance or other charge by Pinnacle or Performance to the terms and conditions set forth in such notice given by the Company other than as provided herein shall be of no force and effect unless consented to in writing by the Company.

                  (d) The Company shall be entitled to rely conclusively upon any notice received, or the failure to receive any notice, pursuant to this
Article III and shall not be affected by or be required to give any effect to any notice received pursuant thereto or otherwise from any persons other than Pinnacle or Performance.


                                   ARTICLE IV

                                  MISCELLANEOUS

         4.01. Termination of this Agreement. This Agreement shall continue until, and shall terminate immediately upon, (a) execution of a written agreement of termination by the Company, Pinnacle and Performance or (b) effectiveness of a registration statement filed with the Securities and Exchange Commission pursuant to which the Company would become a public company.

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         4.02. Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.

         4.03. Notice. Any notice or communication must be in writing and given by (a) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivery in person or by courier service providing evidence of delivery or (c) transmission by telecopy. Each notice or communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by hand, courier service or telecopy, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. For purposes of notice, the addresses of the parties shall be: If to Pinnacle:

                                    Pinnacle Brands, Inc.
                                    924 Avenue J East
                                    Grand Prairie, Texas  75050
                                    Attention:  Chief Financial Officer
                                    Telecopier:  (214) 601-7095

with a copy (which                  Gardere & Wynne, L.L.P.
shall not constitute                1601 Elm Street
notice) to:                         Suite 3000
                                    Dallas, Texas  75201
                                    Attention:  Katherine M. Seaborn
                                    Telecopier:  (214) 999-4667

If to Performance:                  Performance Printing Corporation
                                    1314 Motor Circle
                                    Dallas, Texas  75207
                                    Attention:  President
                                    Telecopier:  (214) 819-9898

with a copy to (which)              Brown McCarroll & Oaks Hartline
shall not constitute                300 Crescent Court
notice) to:                         Suite 1400
                                    Dallas, Texas  75201-6929
                                    Attention:  Richard Cox
                                    Telecopier:  (214) 999-6170

If to the Company:                  Performance Packaging L.C.
                                    9011 Governors Row
                                    Dallas, Texas  75247
                                    Telecopier: (214) 819-9898

         Any party may change its address for notice by written notice given to the other parties.

         4.04. Board of the Company. The business and affairs of the Company are managed under the direction of Managers. In this Agreement, several items may be determined by the

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"Board of the Company". That phrase means a determination by a majority of the
Managers then serving.

         4.05. Entire Agreement. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof, except that the obligations of any party under the Acquisition Agreement, the Packaging Agreement, the Amended and Restated Regulations of the Company and any agreement executed or required to be executed pursuant hereto or thereto shall not be affected by this Section.

         4.06. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         4.07. Governing Law. This Agreement and rights and obligations of the parties hereto shall be governed, construed and enforced in accordance with the laws of the State of Texas.

         4.08. Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         4.09. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         4.10. Number and Gender. Whenever the context requires, references in this Agreement to the singular number shall include the plural, the plural number shall include the singular and words denoting gender shall include the masculine, feminine and neuter.

         4.11. Legal Representation. All of the parties to this Agreement acknowledge that they have had the opportunity to seek and have sought counsel to review this Agreement and to obtain the advice of such counsel relating thereto.

         4.12. Non-assignability. This Agreement shall not be assignable by any party to this Agreement without the prior written consent of the other parties hereto except that it may be transferred to a permitted transferee of a member's limited liability company interest.

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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement effective as of the date first above written.

                                       PERFORMANCE PACKAGING L.C.


                                       By:
                                           -----------------------------
                                       Its:
                                           -----------------------------



                                       PINNACLE BRANDS, INC.


                                       By:
                                           -----------------------------
                                       Its:
                                           -----------------------------


                                       PERFORMANCE PRINTING CORPORATION


                                       By:
                                           -----------------------------
                                       Its:
                                           -----------------------------



         The undersigned join in this Agreement for purposes of agreeing to be bound by the provisions of Section 2.04 hereof applicable to "principals."



                                           -----------------------------
                                            John T. White



                                           -----------------------------
                                            Chris Pumpelly



                                           -----------------------------
                                            Joey Pate